AMENDMENT TO LETTER AGREEMENT
                          -----------------------------

     This Amendment To Letter Agreement (this "Amendment") is entered into by and between Wauwatosa Savings Bank (the "Bank") and Douglas S. Gordon ("Gordon") this 19th day of December, 2006.

                                    Recitals
                                    --------

     1. The Bank and Gordon entered into a Letter Agreement with respect to Gordon's employment with the Bank, dated October 25, 2005 (the "Agreement"); and

     2. Effective January 1, 2007, Gordon has been elected President and Chief Executive Officer of the Bank and its holdings companies Wauwatosa Holdings, Inc. ("WH") and Lamplighter Financial, MHC (the "MHC"); and

     3. The parties to the Agreement wish to amend the Agreement to reflect the changes in Gordon's responsibilities and certain aspects of his compensation.

                                    Agreement
                                    ---------

     Upon the foregoing recitals and for good and valuable consideration, it is agreed that the Agreement shall be amended as set forth below. Except as expressly amended and modified herein, the terms and provisions of the Agreement shall remain of full force and effect. In the event of any ambiguity or disagreement between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

     1. Effective January 1, 2007, Gordon shall be employed as President and Chief Executive Officer of the Bank, WH and the MHC. Gordon's continuation of employment in these positions is subject to the articles and bylaws of the Bank, WH and the MHC and to his annual reelection and appointment to such positions by the Board of Directors of the Bank, WH and the MHC.

     2. Effective January 1, 2007, Gordon's aggregate base salary for serving in the positions listed in paragraph 1 above will be $360,000.00, and Gordon shall be further eligible to receive an annual bonus, payable in cash and/or stock options and/or restricted stock grants of WH stock, all as may be determined by the Boards of Directors of the Bank and WH in their sole discretion.

     To signify their agreement to the terms and provisions of this Amendment, the parties have executed this Amendment as of the date first set forth above.

Wauwatosa Savings Bank


By:  /s/ Donald J. Stephens                     /s/ Douglas S. Gordon
   -----------------------------------         ---------------------------------
      Donald J. Stephens                        Douglas S. Gordon
      CEO and Chairman of the Board


Wauwatosa Holdings, Inc.


By:  /s/ Donald J. Stephens
   -----------------------------------
      Donald J. Stephens
      CEO and Chairman of the Board

Lamplighter Financial, MHC


By:  /s/ Donald J. Stephens
   -----------------------------------
      Donald J. Stephens, Chairman
      CEO and Chairman of the Board